UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
ENDOCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	33-0618093

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

201 Technology Drive, Irvine, California	92618

(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, $0.001 par value per share	The NASDAQ Stock Market LLC

Preferred Stock Purchase Rights	The NASDAQ Stock Market LLC

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒
     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
     Securities Act registration statement file number to which this form relates:
____________________(if applicable)
     Securities to be registered pursuant to Section 12(g) of the Act:
NONE

Title of Class

Item 1. Description of Registrant’s Securities to Be Registered.
Item 2. Exhibits.
SIGNATURE

Item 1. Description of Registrant’s Securities to Be Registered.
     A description of the common stock, par value $0.001 per share, of Endocare, Inc., a Delaware corporation (the “Registrant”), that is registered hereunder is provided under the caption “Description of Capital Stock” in the Registrant’s Form 10-SB initially filed with the Securities and Exchange Commission (the “Commission”) on November 14, 1995 (the “Form 10-SB”). A description of the preferred stock purchase rights of the Registrant that is registered hereunder is provided under the caption “Description of Registrant’s Securities to Be Registered” in the Registrant’s Form 8-A filed with the Commission on June 28, 2005 (the “Form 8-A”). Such portions of the Form 10-SB and Form 8-A are incorporated herein by reference.
Item 2. Exhibits.
Pursuant to the “Instructions as to Exhibits” in Form 8-A, no exhibits are filed herein.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Endocare, Inc.
Date: October 9, 2007	By:	/s/ Michael R. Rodriguez
Michael R. Rodriguez
Senior Vice President, Finance and Chief Financial Officer

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